 BWAY Holding Company Announces the Signing of a Definitive Agreement To Acquire Plastic Packaging Business and Updates Fiscal 2009 Guidance

ATLANTA, Oct. 12 /PRNewswire-FirstCall/ -- BWAY Corporation, the principal operating subsidiary of BWAY Holding Company (NYSE: BWY), a leading North American supplier of general line rigid containers, today announced that it has signed a definitive asset purchase agreement to acquire Ball Corporation's (NYSE: BLL) injection molded plastic pail plant and business located in Newnan, GA. The Company will pay approximately $32 million for the business, subject to customary post-closing adjustments. The acquisition is expected to be closed by the end of October, and funded with available cash on hand.

Commenting on the pending acquisition, Ken Roessler, BWAY's President and Chief Executive Officer stated that, "This business is an excellent fit with the Company's core market add-on acquisition strategy. In addition to sales and market share growth, this acquisition provides further product portfolio expansion through the addition of well established screw top pail designs which supports the Company's goal of positioning BWAY as the premier supplier for rigid general line packaging. We expect to realize significant synergies, including potential future plant rationalizations."

Separately, the Company reported that it expects fourth quarter and full year adjusted EBITDA and EPS to be at the high end of the guidance range provided on August 5, 2009. Adjusted free cash flow is expected to exceed $50 million, compared to August 5 guidance of $46-$48 million.

Finally, the Company stated that it will provide fiscal 2010 earnings and cash flow guidance in late October, following the close of the pending acquisition.

About BWAY Holding Company

BWAY Holding Company is a leading North American supplier of general line rigid containers. The Company operates 21 plants throughout the United States and Canada serving industry leading customers on a national basis.

Cautionary Note Regarding Forward-Looking Statements

This document contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place reliance on these statements. Forward-looking statements include information concerning the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that management has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company's actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include competitive risk from other container manufacturers or self-manufacture by customers, termination of customer contracts, loss or reduction of business from key customers, dependence on key personnel, changes in steel, resin, other raw material and energy costs or availability, product liability or product recall costs, lead pigment and lead paint litigation, increased consolidation in end markets, consolidation of key suppliers, contractions in end markets, increased use of alternative packaging, labor unrest, environmental, health and safety costs, management's inability to evaluate and selectively pursue acquisitions, fluctuation of quarterly operating results, an increase in interest rates, restrictions in debt agreements, fluctuations of the Canadian dollar, and the other factors discussed in the Company's filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE BWAY Holding Company

Jeffrey M. O'Connell, +1-770-645-4800